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                               THE DLB FUND GROUP

                                Power of Attorney

We, the undersigned Trustees of The DLB Fund Group (the "Fund"), hereby severally constitute and appoint Kevin M. McClintock and DeAnne B. Dupont, and each of them singly, our true and lawful attorney and agent, with full power to them and each of them, to sign for us, and in our names and in the capacities indicated below, any Registration Statement on Form N-14 for the Fund and any and all amendments (including post-effective amendments) to said Registration Statements and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratify and confirm all that said attorneys or any of them may lawfully do or cause to be done by virtue thereof.

WITNESS my hand and seal on the date set forth below.

SIGNATURE                 TITLE                            DATE
---------                 -----                            ----


/s/ Nabil N. El-Hage      Trustee                          August 3, 2004
-----------------------
Nabil N. El-Hage


/s/ Maria D. Furman       Trustee                          August 3, 2004
-----------------------
Maria D. Furman


/s/ Steven A. Kandarian   Trustee                          August 3, 2004
-----------------------
Steven A. Kandarian


/s/ Richard Nenneman      Trustee                          August 3, 2004
-----------------------
Richard Nenneman


/s/ Kevin M. McClintock   Trustee and President            August 3, 2004
-----------------------
Kevin M. McClintock


/s/ DeAnne B. Dupont      Treasurer, Principal Financial   August 3, 2004
-----------------------   Officer, Principal Accounting
DeAnne B. Dupont          Officer